UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2010
PET DRX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-34085	56-2517815

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
615-369-1914
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 2, 2010, Pet DRx Corporation, a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with VCA Antech, Inc., a Delaware corporation (“VCA Antech”), Snow Merger Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of VCA Antech (“Buyer”), Harry L. Zimmerman, an individual in his capacity as the sellers’ representative (the “Sellers’ Representative”), and those parties listed as a seller on the signature pages thereto (each, a “Seller” and collectively, the “Sellers”), pursuant to which Buyer will acquire a majority of the shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), on a fully diluted basis, from the Sellers for a purchase price currently estimated to be in the range of $0.34 — $0.36 for each share of Company Common Stock (the “Equity Purchase”).
Concurrent with the execution of the Stock Purchase Agreement, the Company entered into a Merger Agreement with VCA Antech and Buyer (the “Merger Agreement”), pursuant to which Buyer will merge with and into the Company, with the Company being the surviving entity (the “Merger”) and an indirect wholly-owned subsidiary of VCA Antech. Upon the closing of the Merger (the “Merger Closing”), the remaining stockholders of the Company will receive cash for each share of Company Common Stock beneficially owned as of the Merger Closing in an amount currently estimated to be in the range of $0.34 — $0.36 for each share of Company Common Stock. Additionally upon the Merger Closing, each outstanding option to purchase Company Common Stock, whether or not vested or exercisable, will be cancelled in exchange for a cash payment equal to the excess, if any, of the per share merger consideration over the applicable exercise price per share of Company Common Stock.
The Board of Directors of the Company (the “Board”) unanimously approved the Stock Purchase Agreement, the Merger and the Merger Agreement based on numerous factors including receipt of a fairness opinion from Roth Capital Partners, LLC stating that the consideration to be paid to the Company’s stockholders (other than the Sellers) in connection with the Merger is fair from a financial point of view. Concurrently with the execution of the Merger Agreement, stockholders holding a majority of the shares of Company Common Stock executed a written consent authorizing, approving and adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.
A summary of the material provisions of the Stock Purchase Agreement and the Merger Agreement is set forth below.
THE STOCK PURCHASE AGREEMENT
Parties: The Company, VCA Antech, Buyer, the Sellers and the Seller’s Representative are parties to the Stock Purchase Agreement.
Purchase Price: The Company currently estimates that each Seller will receive approximately $0.34 to $0.36 for each share of Company Common Stock. Additionally, each Seller’s options to purchase shares of Company Common Stock (the “Company Options”) that are in-the-money will be cashed out at the closing of the Equity Purchase (the “Equity Closing”) for an amount equal to the per share purchase price of the Company Common Stock minus the exercise price for each Company Option. All other Company Options held by the Sellers will be cancelled.

Company Debt: All, or substantially all, indebtedness of the Company and its subsidiaries outstanding as of the date of the Equity Closing (“Company Debt”) will be repaid at the Equity Closing together with all accrued and unpaid interest thereon and any other prepayment fees or premiums.
Holdback Amount: The Sellers have agreed that VCA Antech will hold back $750,000 (the “Holdback Amount”) from the total purchase price to be paid to the Sellers in consideration of the purchase of each Seller’s shares of Company Common Stock (the “Sellers Shares”) at the Equity Closing. The Holdback Amount will be used to fund any required post-closing working capital or other adjustment and to secure the indemnification obligations of the Sellers for breaches by the Sellers or by the Company of any of their respective covenants and representations and warranties. Each Seller will contribute its pro rata share of the Holdback Amount based on the ratio that each Seller’s number of Seller Shares bears to the total number of Seller Shares being acquired pursuant to the Stock Purchase Agreement. The Holdback Amount will be released on the first to occur of (i) the Merger Closing or (ii) 120 calendar days following the Equity Closing (less any amounts estimated to be necessary to address any then pending indemnification claims).
Governance Matters; Sellers’ Representative: Immediately following the Equity Closing, VCA Antech will have the power to designate the Company’s directors, provided, however until the Merger Closing there shall exist a Special Committee of the Board of Directors consisting of at least two directors who are not officers, directors or employees of VCA Antech (the “Independent Directors”). The initial Independent Directors shall be Gene Burleson and Joel Kanter, two existing directors of the Company. The Stock Purchase Agreement provides that any amendment, termination, extension or waiver of any term or condition, of the Stock Purchase Agreement, the Merger Agreement or any other agreement related to the transactions contemplated by the foregoing to which the Company is a party, or any waiver or assertion of any of the Company’s rights arising under any of the foregoing agreements, or any other consents or actions by the Board of Directors with respect to the Stock Purchase Agreement or the Merger Agreement, will require, and will require only, the concurrence of the Special Committee.
Harry Zimmerman, a Seller and the Chief Financial Officer of the Company, has agreed to serve as the Sellers’ Representative in connection with reviewing and negotiating any post-closing adjustments. Mr. Zimmerman will not be compensated for his service as the Sellers’ Representative, but he will be entitled to be reimbursed from the Sellers for any expenses incurred in the course of his service. The Stock Purchase Agreement provides that before any amounts in the Holdback Amount are distributed to the Sellers, the Sellers’ Representative will first be reimbursed. To the extent such amounts are not sufficient to reimburse all incurred expenses, the Sellers’ Representative can demand reimbursement from any Seller and then the remaining Sellers are required to each contribute their pro rata amount to the Seller who provided the reimbursement.
Post-Closing Adjustment: Prior to the Equity Closing, the Company will prepare a closing statement (the “Closing Statement”) setting forth the estimated amounts of the Company Debt, the estimated fees and expenses that the Company incurred in connection with the Equity Closing (“Closing Costs”) and the Company’s estimated working capital deficit as of the date of the Equity Closing (“Deficit Working Capital”). The Stock Purchase Agreement provides that the Company’s Closing Costs will not exceed $2.0 million and Deficit Working Capital will be negative $750,000 and, to the extent those targets are exceeded then there will be a dollar-for-dollar reduction in the aggregate purchase price. VCA Antech will have an opportunity to review the Company’s estimates and, if there is a difference between the Company’s estimates and VCA Antech’s estimates of such amounts and the result is that the aggregate difference between the Company’s estimates and VCA Antech’s estimates exceeds $25,000, then the mid-point between the two positions will be used for purposes of the Equity Closing. Otherwise, VCA Antech’s position will be used for the Equity Closing.

Following the Equity Closing, the parties will finalize the analysis of the foregoing items as of the date of the Equity Closing. The result will be the creation of a definitive post-closing statement (the “Definitive Post-Closing Statement”) that will conclusively establish the amount of Company Debt, Closing Costs and Deficit Working Capital as of the Equity Closing. VCA Antech will deduct from the Holdback Amount (and retain for its own account) the aggregate of the amount by which (i) Company Debt reflected on the Definitive Post-Closing Statement exceeds the amount of Company Debt included on the Closing Statement, (ii) Closing Costs in excess of $2.0 million reflected on the Definitive Post-Closing Statement exceeds the amount of Closing Costs in excess of $2.0 million included on the Closing Statement and (iii) Deficit Working Capital in excess of negative $750,000 reflected on the Definitive Post-Closing Statement exceeds the amount of Deficit Working Capital in excess of negative $750,000 included on the Closing Statement. In no event will the amount of the foregoing adjustments exceed $750,000.
Conversely, VCA Antech will credit to the Holdback Amount the aggregate of the amount by which (i) Closing Costs in excess of $2.0 million reflected on the Definitive Post-Closing Statement are less than the amount of Closing Costs in excess of $2.0 million included on the Closing Statement and (ii) Deficit Working Capital in excess of negative $750,000 reflected on the Definitive Post-Closing Statement is less than the amount of Deficit Working Capital in excess of negative $750,000 included on the Closing Statement.
Representations and Warranties: The Company, the Sellers and VCA Antech have made customary representations, warranties and covenants in the Stock Purchase Agreement, including, among others, a covenant by the Sellers and the Company not to directly or indirectly, solicit or encourage competing offers, engage in discussions regarding an acquisition proposal or enter into any agreements with respect to an acquisition proposal.
Closing Conditions; Termination Rights: The Equity Closing is subject to customary closing conditions including, without limitation, the absence of any injunctions, receipt of all required permits, regulatory approvals and consents, accuracy of representations and warranties, and compliance with all covenants and other obligations under the Stock Purchase Agreement. In addition, VCA Antech’s obligation to consummate the Equity Closing is subject to the absence of a material adverse change or effect on the Company, the receipt of payoff letters from the holders of the Company’s debt, the receipt of a draft information statement on Schedule 14C (the “Information Statement”) to be filed with the Securities Exchange Commission (the “SEC”) in connection with the merger and the cancellation and/or termination of various security interests and liens. The Sellers’ and the Company’s obligation to consummate the Equity Closing is also subject to the purchase by VCA Antech of a six year run-off director and officer liability insurance policy. Each of VCA Antech and the Sellers may terminate the contemplated transactions under certain circumstances set forth in the Stock Purchase Agreement.
Indemnification:
Company Representations and Warranties
The Sellers have agreed to jointly and severally indemnify VCA Antech for damages arising from breaches by the Company or any of its subsidiaries of a Company representation, warranty or covenant. The Sellers’ aggregate liability with respect to breaches of the Company representations and warranties (other than the representation and warranty regarding Capitalization set forth in Section 5.5(b)) is capped at $750,000 reduced by any post-closing adjustments made to the Holdback Amount.

•	The representations and warranties of the Company will survive the Equity Closing and will continue in full force and effect until the earlier of (i) the Merger Closing or (ii) 120 days following the Equity Closing.
Sellers Representations and Warranties
•	Each Seller, severally and not jointly, will indemnify VCA Antech from damages arising from breaches by such Seller of its own representations, warranties or covenants.

•	Each Seller’s liability with respect to a breach of its own representation and warranty relating to title to the Company Common Stock and Company Options (Section 4.5 Equity Interests; Seller Information) will be capped at the total amount paid or payable to such Seller pursuant to the Stock Purchase Agreement for any Seller Shares or Seller Options owned by such Seller, plus the amount received in repayment of any Company Debt held by such Seller.

•	Each Seller’s liability with respect to breaches of all other Seller representations and warranties as well as a breach by the Company of its Capitalization representation and warranty (Section 5.5 Capitalization) will be capped at the total amount paid or payable to such Seller pursuant to the Stock Purchase Agreement for any Seller Shares or Seller Options owned by such Seller.
Limits for All Representations and Warranties
No indemnification is available with respect to breaches of the Company representations and warranties until the aggregate amount of claims exceeds $250,000 (the “Deductible Amount”). Upon exceeding the Deductible Amount, the Sellers shall be liable for the full extent of cumulative damages, relating back to and including the first dollar of the damages claimed up to the limits described above. The Deductible Amount does not apply to claims based on breaches of the representation and warranty of the Company regarding Capitalization set forth in Section 5.5(b).
THE MERGER AGREEMENT
Parties: The Company, VCA Antech and Buyer are parties to the Merger Agreement.
Purchase Price: The Company currently estimates that each holder of Company Common Stock will receive approximately $0.34 to $0.36 for each share of Company Common Stock. The final purchase price for each share of Company Common Stock will be determined upon the completion of the Equity Closing pursuant to the Stock Purchase Agreement and will be the same per share price used in the Equity Closing (excluding the Holdback Amount to be funded solely by the Sellers and any adjustments thereto).
General Effects: Buyer shall merge with and into the Company with the Company as the surviving corporation and an indirect wholly-owned subsidiary of VCA Antech. The articles, bylaws and directors of Buyer will be the articles, bylaws and directors of the surviving corporation. At the Merger Closing, VCA Antech will deposit with a paying agent (the “Paying Agent”) the aggregate consideration payable, as determined in accordance with the Merger Agreement, with respect to all then outstanding shares of Company Common Stock (the “Merger Consideration”). The Paying Agent will mail a letter of transmittal to each holder of record of shares of Company Common Stock and thereafter each stockholder of the Company shall have the right to receive, upon surrender of a certificate for Company Common

Stock together with a completed letter of transmittal, that portion of the Merger Consideration payable on the shares of Company Common Stock surrendered by such stockholder.
Dissenting Shareholders: Holders of shares of Company Common Stock may be entitled to appraisal rights under Delaware law upon consummation of the Merger. The Merger Agreement provides that shares of Company Common Stock owned by any stockholder perfecting appraisal rights will not be automatically converted into the right to receive such stockholder’s portion of the Merger Consideration but, instead, will be entitled to receive the consideration that is determined pursuant to Delaware law.
Representations, Warranties and Covenants: The Company, Buyer and VCA Antech have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company’s covenant to prepare and file the Information Statement with the SEC, respond to any comments from the SEC staff regarding the Information Statement and to mail the Information Statement within five days after it is cleared by the SEC staff to the holders of Company Common Stock.
Closing Conditions: The obligations of the parties to effect the Merger Closing are subject to the following conditions:
•	No Injunction: No governmental body has enjoined the consummation of the Merger or the transactions contemplated under the Merger Agreement and the Stock Purchase Agreement.

•	Legal Proceedings: No governmental body has initiated proceedings to restrain or prohibit the Merger or the transactions contemplated under the Merger Agreement and the Stock Purchase Agreement.

•	Regulatory Approval: The parties have obtained all regulatory approvals or waivers required to consummate the transactions contemplated under the Merger Agreement and the Stock Purchase Agreement.

•	Equity Purchase Closing: The Equity Closing has occurred.
In addition, the obligations of VCA Antech and Buyer to effect the Merger Closing are subject to the requirement that the Company’s capitalization representation and warranty shall have been accurate and complete in all respects on the date when made and on the date of the Merger Closing with the same effect as if made on and as of the date of the Merger Closing.
The Merger Closing shall occur following satisfaction of the conditions summarized above and not less than 20 days following the mailing of the Information Statement to holders of Company Common Stock.
Termination: The Merger Agreement contains certain termination rights for both VCA Antech, on the one hand, and the Company, on the other.
VCA Antech may terminate the Merger Agreement if:
•	the Stock Purchase Agreement is terminated or any action seeking to prohibit, restrain, invalidate or collect damages as a result of the consummation of the Equity Purchase, the Merger or transactions contemplated under the Merger Agreement and the Stock Purchase Agreement is pending;

•	any of the closing conditions set forth above have not been satisfied; or

•	the Company’s board of directors (i) withdraws or modifies its recommendation of the Stock Purchase Agreement, the Merger Agreement or the Merger in a manner adverse to VCA Antech or (ii) recommends any acquisition proposal to the stockholders of the Company.
The Company may terminate the Merger Agreement if any of the closing conditions set forth above have not been satisfied.
Expiration Date: The Merger Agreement will expire and be of no further force and effect on December 31, 2010; provided, however, that in the event the Merger has not been completed by such date because of an ongoing review by a governmental body, the expiration date will be extended automatically until such review is completed plus an additional period of time to permit the Merger to be thereafter completed; provided, however, that in no event will such expiration date be later than June 30, 2011.
The foregoing is a summary of the material terms of the documents referenced and does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith, which are hereby incorporated herein by reference.
Each of the Stock Purchase Agreement and the Merger Agreement has been included to provide investors and stockholders with information regarding its terms. These agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Stock Purchase Agreement and the Merger Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement and the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, VCA Antech, or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement and the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) In connection with the consummation of the Equity Purchase the Sellers and the Company have agreed to deliver letters of resignation executed by each of the Company’s officers and directors (other than the directors comprising the Special Committee).
(e) In connection with the execution of the Stock Purchase Agreement and Merger Agreement, the Board of Directors created a transaction bonus pool in an amount equal to $2.0 million less the Closing Costs as reflected on the Definitive Post Closing Statement (excluding any transaction bonuses). Such bonus pool will be allocated, following delivery of the Definitive Post Closing Statement, among the officers and other employees of the Company in such amounts as is determined to be appropriate by the directors comprising the Special Committee. No specific amounts have been allocated to any employee or officer. Any such bonuses will be paid by the Company on the Merger Closing Date immediately following the consummation of the Merger.

Item 8.01 Other Events.
On June 2, 2010, the Company issued a joint press release announcing the execution of the Stock Purchase Agreement and the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the estimated purchase price per share, the expected growth, innovation and other benefits of the combination of the two companies, the anticipated timeframe for the closing, whether the closing conditions will be satisfied and the merger consummated and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the transaction, the Company will file an information statement with the SEC. The information statement will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting George Villasana, General Counsel at 615-369-1915, by electronic mail at gvillasana@petdrx.com or by mail at Pet DRx Corporation, Suite 360, 215 Centerview Drive, Brentwood TN 37027 — Attention General Counsel. The Company’s filings with the SEC are also available on its website at www.petdrx.com.
Information regarding the interests of the Company’s directors and executive officers in the transactions described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Pet DRx’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, which was filed with the SEC on April 30, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Stock Purchase Agreement, dated as of June 2, 2010, by and among VCA Antech, Inc., Snow Merger Acquisition, Inc., Pet DRx Corporation, Harry Zimmerman and the Sellers listed on the signature pages thereto.
Exhibit 10.2 Merger Agreement, dated as of June 2, 2010, by and among VCA Antech, Inc., Snow Merger Acquisition, Inc. and Pet DRx Corporation.
Exhibit 99.1 Joint Press Release issued by Pet DRx Corporation and VCA Antech, Inc., dated June 2, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 8, 2010

PET DRX CORPORATION
By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Executive Vice President, General Counsel, And Secretary